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                                POWER OF ATTORNEY


         The undersigned, the Trustees of State Street Research Institutional Funds ("Trust"), a Delaware business trust, hereby constitute and appoint Francis J. McNamara, III and Mara D. Calame as the true and lawful attorneys of the undersigned, with full power to each of them alone to sign for the undersigned, in the name and in the capacity of the undersigned indicated below, any Registration Statements and any and all amendments thereto of the Trust filed with the Securities and Exchange Commission and generally to do all such things in the name and in the indicated capacity of the undersigned as are required to enable the Trust to comply with provisions of the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming the signature of the undersigned as it has been and may be signed by said attorneys to said Registration Statements, and any and all amendments thereto.

         IN WITNESS WHEREOF, executed the 30th day of June, 1999.




Signature                                            Capacity
---------                                            ---------

/s/ Ralph F. Verni                                   Trustee
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Ralph F. Verni

/s/ Robert A. Lawrence                               Trustee
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Robert A. Lawrence

/s/ James M. Storey                                  Trustee
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James M. Storey, Esq.